Exhibit 99.1

NEWS FROM

For more information contact:

Kate Lowrey – VP of Investor Relations

(314) 213-7277 / klowrey@escotechnologies.com

ESCO ANNOUNCES ACQUISITION OF NAVY SUPPLIER

- Sole Source Supplier for US & UK Naval Defense Markets -

- Continues Shift Towards High Margin/High Growth End-Markets -

- Adds IP-Rich Strategic Capabilities in Defense -

ST. LOUIS, July 8, 2024 – ESCO Technologies Inc. (NYSE: ESE) today announced that it has agreed to acquire the Signature Management & Power (or the “Business”) business of Ultra Maritime for a purchase price of $550 million. The transaction will be funded through cash on hand and incremental debt, with committed financing in place. Signature Management & Power is a well-established, long-standing provider of mission-critical signature and power management solutions for submarines and surface ships for the US and UK naval defense markets. The Business is well positioned to benefit from increasing global naval defense spending as the US and its allies upgrade aging naval defense programs.

The Business’ Signature Management and Power Management product lines and their deep engineering capabilities are highly complementary to ESCO’s current naval programs. Signature Management offers solutions for surface ships and submarines that provide magnetic and electric field countermeasures to prevent underwater mine and sensor detection. Power Management provides innovative and highly-engineered motors that drive critical ship propulsion systems with an ultra-quiet design ensuring low vibration levels to increase stealth capabilities.

The Business is headquartered in Long Island, New York, operates out of four facilities based in the US and the UK, and has approximately 410 employees. Signature Management & Power will become part of ESCO’s Aerospace & Defense (A&D) segment and is expected to have approximately $175 million of revenue in calendar year 2024, with Adjusted EBITDA margins in excess of A&D segment margins.

Bryan Sayler, ESCO’s President and Chief Executive Officer, commented, “I’m excited to welcome the outstanding management team and dedicated employees of Signature Management & Power to ESCO. Their product offerings complement our existing submarine and defense-related platforms, providing increased content on domestic naval programs and expansion into international defense markets for our A&D segment.

“Signature Management & Power is a long-tenured Navy supplier with sole source content on major existing platforms and significant growth opportunities on emerging international naval programs. Their addition adds scale to our A&D portfolio and continues our shift in business mix towards high growth, high margin end-markets. We’ve been clear on our stated M&A goals and we are very pleased that this acquisition squarely meets all of them.”

Pete Crawford, Chief Executive Officer of Ultra Maritime Signature Management & Power, said, “With our shared focus as a trusted supplier with deep naval electronics capabilities, I am excited to join the ESCO team and work together to continue delivering for our customers’ key missions. The transaction also represents a great outcome for our company and employees, with significant opportunities for growth ahead of us.”

ESCO was represented by J.P. Morgan Securities LLC as exclusive financial advisor and Bryan Cave Leighton Paisner LLP as legal advisor on this transaction. Lazard served as sole financial advisor and Weil, Gotshal & Manges (London) LLP served as legal advisor to Ultra Maritime Signature Management & Power.

Conference Call

The Company will host a conference call tomorrow, July 9, at 7:30 a.m. Central Time, to discuss the acquisition. A live audio webcast and an accompanying slide presentation will be available in the Investor Center of ESCO’s website. For those unable to participate, a webcast replay will be available after the call in the Investor Center of ESCO’s website.

Forward-Looking Statement

Statements contained in this release regarding future growth, growth strategy, expectations, beliefs and benefits resulting from the acquisition, and other statements which are not strictly historical are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Federal securities laws. There is no assurance that the acquisition will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the acquisition include, but are not limited to, the ability and timing to consummate the acquisition, including obtaining the required regulatory approvals and financing to fund the acquisition; ESCO’s ability to promptly and effectively integrate the acquired business after the acquisition has closed, and ESCO’s ability to obtain expected cost savings and synergies of the acquisition; operating costs, customer loss and business disruption (including difficulties maintaining relationships with the employees, customers or suppliers of the acquired business) that may be greater than expected following the consummation of the acquisition; and other risks and uncertainties described in Item 1A, Risk Factors, of ESCO’s annual report on Form 10-K for the year ended September 30, 2023.

ESCO is a global provider of highly engineered products and solutions serving diverse end-markets. It manufactures filtration and fluid control products for the aviation, Navy, space, and process markets worldwide and composite-based products and solutions for Navy, defense, and industrial customers. ESCO is an industry leader in designing and manufacturing RF test and measurement products and systems; and provides diagnostic instruments, software and services to industrial power users and the electric utility and renewable energy industries. Headquartered in St. Louis, Missouri, ESCO and its subsidiaries have offices and manufacturing facilities worldwide. For more information on ESCO and its subsidiaries, visit ESCO’s website at www.escotechnologies.com.